Exhibit 21.1

List of Subsidiaries of Res-Care, Inc.

NAME	STATE OF INCORPORATION/FORMATION
Accent Health Care, Inc.	Ohio
All Ways Caring Services, Inc.	Illinois
Alternative Choices, Inc.	California
Alternative Youth Services, Inc.	Delaware
Arbor E&T, LLC	Kentucky
Arbor PEO, Inc.	Delaware
B.W.J. Opportunity Centers, Inc.	Texas
Baker Management, Inc.	Missouri
Bald Eagle Enterprises, Inc.	Missouri
Bolivar Developmental Training Center, Inc.	Missouri
Braley & Thompson, Inc.	West Virginia
Capital TX Investments, Inc.	Delaware
Careers in Progress, Inc.	Louisiana
CATX Properties, Inc.	Delaware
CNC/Access, Inc.	Rhode Island
Community Advantage, Inc.	Delaware
Community Alternatives Home Care, Inc.	Kentucky
Community Alternatives Illinois, Inc.	Delaware
Community Alternatives Indiana, Inc.	Delaware
Community Alternatives Kentucky, Inc.	Delaware
Community Alternatives Missouri, Inc.	Missouri
Community Alternatives Mobile Nursing, Inc.	Kentucky
Community Alternatives Nebraska, Inc.	Delaware
Community Alternatives New Mexico, Inc.	Delaware
Community Alternatives of Washington D.C., Inc.	Washington, D.C.
Community Alternatives Pharmacy, Inc.	Delaware
Community Alternatives Texas Partner, Inc.	Delaware
Community Alternatives Virginia, Inc.	Delaware
Creative Networks, L.L.C.	Arizona
EduCare Community Living - Normal Life, Inc.	Texas
EduCare Community Living - Texas Living Centers, Inc.	Texas
EduCare Community Livign Corporation - America	Delaware
EduCare Community Living Corporation - Gulf Coast	Texas
EduCare Community Living Corporation - Missouri	Missouri
EduCare Community Living Corporation - Nevada	Nevada
EduCare Community Living Coporation - New Mexico	New Mexico
EduCare Community Living Corporation - North Carolina	North Carolina
EduCare Community Living Corporation - Texas	Texas
EduCare Community Living Limited Partnership	Kentucky
Employ-Ability Unlimited, Inc.	Ohio
Franklin Career College Incorporated	California
General Health Corporation	Arizona
Habilitation Opportunities of Ohio, Inc.	Ohio
Hydesburg Estates, Inc.	Missouri
Individualized Supported Living, Inc.	Missouri

J. & J. Care Centers, Inc.	California
Job Ready, Inc.	Arkansas
Maatwerk Nederland B.V.	Netherlands
Maatwerk Reintegrations GmbH	Kle
Maatwerk Support B.V.	Netherlands
Middle East Training LLC	Jordan
Normal Life Family Services, Inc.	Louisiana
Normal Life of California, Inc.	California
Normal Life of Central Indiana, Inc.	Indiana
Normal Life of Georgia, Inc.	Georgia
Normal Life of Lafayette, Inc.	Louisiana
Normal Life of Lake Charles, Inc.	Louisiana
Normal Life of Louisiana, Inc.	Louisiana
Normal Life of Southern Indiana, Inc. (formerly, Normal Life of Indiana, Inc.)	Indiana
Normal Life, Inc.	Kentucky
P.S.I. Holdings, Inc.	Ohio
PeopleServe Limited	United Kingdom
PeopleServe, Inc.	Delaware
Pharmacy Alternatives, LLC	Kentucky
RAISE Geauga, Inc	Ohio
Res-Care Alabama, Inc.	Delaware
Res-Care Arkansas, Inc.	Delaware
ResCare Bahrain W.L.L	Bahrain
Res-Care California, Inc.	Delaware
ResCare DTS International, LLC	Delaware
Res-Care Europe, Inc.	Delaware
ResCare Finance, Inc.	Delaware
Res-Care Florida, Inc.	Florida
ResCare Gulf FZ-LLC	Dub
Res-Care Idaho, Inc.	Delaware
Res-Care Illinois, Inc.	Delaware
ResCare International, Inc.	Delaware
Res-Care Iowa, Inc.	Delaware
Res-Care Kansas, Inc.	Delaware
ResCare Maatwerk B.V.	Netherlands
Res-Care Michigan, Inc.	Delaware
ResCare Netherlands B.V.	Netherlands
Res-Care New Jersey, Inc.	Delaware
Res-Care Ohio, Inc.	Delaware
Res-Care Oklahoma, Inc.	Delaware
ResCare Pennsylvania Health Management Services, Inc.	Delaware
ResCare Pennsylvania Home Health Associates, Inc.	Delaware
ResCare Premier Canada, Inc.	Ontario
Res-Care Premier, Inc.	Delaware
Res-Care Training Technologies, Inc.	Delaware
ResCare UK Limited	United Kingdom
Res-Care Washington, Inc.	Delaware
Res-Care Wisconsin, Inc.	Delaware
Rest Assured, LLC	Kentucky
Rockcreek, Inc.	California

RSCR California, Inc.	Delaware
RSCR Inland, Inc.	California
RSCR West Virginia, Inc.	Delaware
Skyview Estates, Inc.	Missouri
Southern Home Care Services, Inc.	Georgia
Tangram Rehabilitation Network, Inc.	Texas
Texas Home Management, Inc.	Delaware
The Academy for Individual Excellence, Inc.	Delaware
The Citadel Group, Inc.	Texas
THM Homes, Inc.	Delaware
Upward Bound, Inc.	Missouri
VOCA Corp.	Ohio
VOCA Corporation of America	Ohio
VOCA Corporation of Florida	Florida
VOCA Corporation of Indiana	Indiana
VOCA Corporation of Maryland	Maryland
VOCA Corporation of New Jersey	New Jersey
VOCA Corporation of North Carolina	North Carolina
VOCA Corporation of Ohio	Ohio
VOCA Corporation of West Virginia, Inc.	West Virginia
VOCA of Indiana, LLC	Indiana
VOCA Residential Services, Inc.	Ohio
Youthtrack, Inc.	Delaware